Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Ballston Spa Bancorp, Inc. on Form S-4 of our report dated November 26, 2025 on the consolidated financial statements of Ballston Spa Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Livingston, New Jersey
November 26, 2025